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                                                                   EX.99A(10)(v)
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MINNESOTA LIFE                                           VARIABLE UNIVERSAL LIFE
                                                            EMPLOYEE APPLICATION

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Minnesota Life Insurance Company  o  400 Robert Street North  o
St. Paul, Minnesota 55101-2098
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                                                            POLICY NUMBER:
                                                                          ------
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
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INSURED'S INFORMATION (INSURED IS THE OWNER OF THE CONTRACT UNLESS OTHERWISE REQUESTED)
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EMPLOYEE NAME                                | DATE OF BIRTH           | SOCIAL SECURITY NUMBER            |   GENDER
                                             |                         |                                   |
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STREET ADDRESS                      | CITY                             | STATE                             |   ZIP CODE
                                    |                                  |                                   |
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EMPLOYER                                                               | PAYROLL FREQUENCY
                                                                       |
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DATE OF EMPLOYMENT   | ANNUAL BENEFIT SALARY BASE  | DAYTIME TELEPHONE | E-MAIL ADDRESS
                     |                             |                   |
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[ ] Yes [ ] No   Have you used tobacco or nicotine in any form during the past
                 12 months?

[ ] Yes [ ] No   On the date you sign this application, are you actively working at your employer's normal place of business at least ____ hours per week?

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To be eligible for insurance under the policy, an employee must be actively working at his or her employer's normal place of business at least _____ hours per week on the date he or she signs this application for coverage and for _____
hours per week for each of the _____ week(s) immediately prior to the date this application for coverage is approved by the Minnesota Life.
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BENEFICIARY'S NAME                   | SOCIAL SECURITY NUMBER  | RELATIONSHIP
                                     |                         |
                                     |                         |
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INSURANCE INFORMATION
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IF APPLYING FOR MORE THAN THE GUARANTEED ISSUE AMOUNT,      INSURANCE PREMIUMS WILL BE CALCULATED BY
YOU MUST COMPLETE THE EVIDENCE OF INSURABILITY FORM.        MINNESOTA LIFE. YOU ARE NOT REQUIRED TO COMPLETE
                                                            THE PREMIUM FIELDS.
(1) Employer-Paid                                           Employer-Paid                          (1)      $
    Insurance Amount:        $                 x Salary     Monthly Premium:

(2) Employee-Paid                                           Employee-Paid                          (2)      $
    Insurance Amount:        $                 x Salary     Monthly Premium:

                                                            Additional Amount Paid:                (3)      $
(3) Total Insurance Amount:  $                 x Salary     (to account options)

                                                            Spouse/Child Rider                     (4)      $
(4) Spouse/Child Term Rider: $             $                Premium:

                                                            Child Rider Premium:                   (5)      $
(5) Child Term Rider:       $
                                                            TOTAL PREMIUM:
                                                            (ADD LINES 1-5)                                 $
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If you applied for children's insurance, please enter the names and dates of birth below:

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Child's Name           | Date of Birth    |Child's Name          | Date of Birth
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                       |                  |                      |
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                       |                  |                      |
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                       |                  |                      |
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01-30392                                                        Minnesota Life 1
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
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INVESTMENT PROFILE
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NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner. The insured is the owner of the contract unless otherwise requested.

1.   Have you received the prospectus for the Minnesota Life Variable
     Universal Life Account and the prospectuses for the Advantus
     Series Fund, Inc., Fidelity's Variable Insurance Products Funds
     and Janus Aspen Series-Service Shares?                                     [ ] Yes  [ ] No

2.   Would you like us to send you a Statement of Additional
     Information referred to in the prospectuses named above?                   [ ] Yes  [ ] No

3.   Are you a spouse or dependent child of a person who is
     an employee of Minnesota Life or one of its subsidiaries?                  [ ] Yes  [ ] No

4.   Number of Dependents:_______________
                                                                                Federal Tax Bracket
5.   Estimated Net Worth (exclusive of car and home)        $_______________
                                                                                   ____ 0 - 15%
     Estimated Liquid Net Worth (cash and cash equivalents) $_______________       ____ 16 - 28%
                                                                                   ____ 29% +
6.   Prior Investment Experience

        Total Years of Experience: ___________________

         Experience with these types of investments         ____ Mutual Funds   ____ Bonds    ____ Limited Partnerships   ____ Other
         (check all that apply)                             ____ Annuities      ____ Stock    ____ Options/Futures

7.   Overall Investment Objective (check one)

     ____ Conservative Income   ____ Current Income  ____ Conservative Growth   ____  Growth  ____ Aggressive Growth

8.   Risk Tolerance

     ____ Conservative   ____ Moderate  ____  Aggressive


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ACCOUNT OPTIONS (MUST BE COMPLETED)
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Please select the allocation of net premium. Allocations must total 100%. Minimum of 10% in any account: allocations must be in increments of 1%.

____% Guaranteed Account                   ____ % Advantus Macro-Cap Value          ____ % Advantus Capital Appreciation
____% Advantus Money Market                ____ % Fidelity VIP Equity-Income        ____ % Janus Aspen Int Grth - Srv Sh*
____% Advantus Mat Gov't Bond 2010         ____ % Advantus Value Stock              ____ % Advantus International Stock
____% Advantus Mortgage Securities         ____ % Advantus Index 500                ____ % Advantus Small Comp Growth
____% Advantus Bond                        ____ % Fidelity VIP Contrafund(R)        ____ % Advantus Micro-Cap Growth
____% Fidelity VIP High Income             ____ % Advantus Growth                   ____ % Janus Aspen Cap App - Srv Sh*
____% Advantus Global Bond                 ____ % Advantus Index 400 Mid-Cap
____% Advantus Asset Allocation            ____ % Advantus Small Company Value     *Invests in Aspen Series Service Shares

I agree that because this application is for a Variable Universal Life policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY
APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE
SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY
APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO
GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

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EMPLOYEE SIGNATURE                                                                                       |   DATE
X                                                                                                        |
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                                                     FOR HOME OFFICE USE
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SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                                                             |   DATE
                                                                                                         |
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01-30392                                                        Minnesota Life 2